SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2010

YOUNG INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)
MISSOURI
(State or other jurisdiction of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045
(Address of principal executive offices)	(Zip Code)
(314) 344-0010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

On February 25, 2010, in connection with the dissolution of GER Consulting, Inc., the Company and GER Consulting, Inc. terminated, effective December 31, 2010, their Consulting Agreement dated April 1, 2002, pursuant to which the Company paid GER Consulting $50,000 per year for consulting services.  Mr. George Richmond, Vice Chairman of Young Innovations, Inc., was the sole shareholder of GER Consulting.

On February 25, 2010, the Compensation Committee of the Board of Directors increased the base salary of Mr. Richmond as set forth in the Amended and Restated Employment Agreement dated May 6, 2009 from $50,000 to $100,000 per year, effective January 1, 2010, to reflect Mr. Richmond’s continued contributions to the Company and the termination of the Consulting Agreement with GER Consulting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
By:	/s/ Arthur L. Herbst, Jr.
Arthur L. Herbst, Jr.
President and Chief Financial Officer

Dated:  March 2, 2010